United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2021

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

1 561 2108535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward Looking Statements

This current report on Commission Form 8-K contains forward-looking information. Any statements contained in this document that are not statements of historical fact may be deemed to be forward-looking statements. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may”, “will”, “should”, “expects”, “anticipates”, “contemplates”, “estimates”, “believes”, “plans”, “projects”, “predicts”, “potential” or “continue” or the negative of these similar terms. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether the Registrant is able to manage its planned growth efficiently and operate profitably, (c) whether it is able to generate sufficient revenues or obtain financing to sustain and grow its operations, and (d) whether it is able to successfully fulfill its primary requirements for cash. The Registrant’s actual results may differ significantly from the results projected in the forward-looking statements. The Registrant assumes no obligation to update forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with New General Counsel and Chief Compliance Officer

The response to Item 5.02 relating to the hiring of Carlos H. Arce as the Registrant’s full time general counsel and chief compliance officer is hereby incorporated by reference. On October 5, 2021, the Registrant entered into an employment agreement with Mr. Arce, a copy of which is filed as exhibit 10.01 to this current report (the “Employment Agreement”). Pursuant to the terms of such employment agreement, Mr. Arce will serve as the Registrant’s as the chief legal and compliance officer. He will supervise all of the Registrant’s legal affairs and be responsible for implementation compliance plans approved by the board of directors and for assuring compliance by the Registrant and the Registrant personnel with all applicable laws, holding office as a corporate vice president and as the Registrant’s corporate secretary. He will be subject to all duties and responsibilities associated with the position of chief legal and compliance officer, subject to such limitations or specifications imposed by the Registrant’s board of directors. He will also serve in such capacities for most of the Registrant’s subsidiaries. Notwithstanding his full time obligations to the Registrant, Mr. Arce will be permitted to serve as a director of other public, private or governmental corporations, with or without compensation therefrom, and is in fact, urged to do so provided that in the event of any conflicts of interest with his duties to the Registrant, his duties to the Registrant will prevail (absent specific waiver on a case by case basis by the Registrant’s board of directors). The term of the employment agreement is three years with automatic annual renewals thereafter unless one of the parties notifies the other on a timely basis of its intention not to renew. It contains strict confidentiality and non-competition provisions. Mr. Arce’s compensation will be as follows:

·	Mr. Arce will be entitled to a signing bonus of $25,000 from proceeds of the Limited Offering of the Registrant securities being effected in reliance on Commission Rule 506(b), payable within 15 business days following initial closing on such Limited Offering;

·	Mr. Arce will be entitled to a base monthly salary, payable in arrears, of $12,500 accruing until initial closing on the Limited Offering of the Registrant securities being effected in reliance on Commission Rule 506(b);

·	Mr. Arce will be entitled to share with the Registrant’s other senior executives approved by the board of directors in an annual cash bonus plan in an aggregate amount equal to 3% of the Registrant’s net, after tax profits, payable within 15 business days following the filing of the Registrant’s annual report on Commission Form 10-K, based on the audited financial disclosure contained therein, to be allocated among such officers in accordance with criteria established by Ms. Fordham and ratified by the Board of Directors;

·	Mr. Arce will be entitled to participate in the Registrant’s qualified incentive equity compensation stock option plans with other senior executives entitling them, in the aggregate, to options to acquire designated Registrant securities with an aggregate market value on the grant date (which will coincide with the end of the Registrant’s fiscal year but will be determined on the date of filing of the Registrant’s annual report on Commission Form 10-K, based on the audited financial disclosure contained therein), equal to 10% percent of the Registrant’s after tax profits for the subject year, to be allocated among such officers in accordance with criteria established by Ms. Fordham and ratified by the Board of Directors; and

·	Mr. Arce will be entitled to expense reimbursement, including reimbursement for expenses on licenses, legal malpractice insurance, and other itemized eligible business expense including travel, lodging and entertainment, based on approval by Ms. Fordham, subject to ratification by the board of directors.

The foregoing information is qualified in its entirety by the information contained in the Employment Agreement.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

The response to Item 101 is hereby incorporated by reference.

In conjunction with the Registrant’s plan to revise and improve its management disclosed in the Registrant’s annual report on Form 10-K for the fiscal year ended October 31, 2020 and in order to provide the leadership the Registrant’s board of directors believes the Registrant requires, the Registrant has hired Carlos H. Arce, Esquire, as a full time general counsel and chief compliance officer and has also elected him to replace Thomas Jaspers as the Registrant’s corporate secretary.

As of the date of this current report, Mr. Arce does not, directly or indirectly, own any of the Registrant’s securities, a situation which is expected to change soon as Mr. Arce is one of the owners of Glades Medical Centers of Florida, LLC, and Primary Medical Physicians, LLC., Florida limited liability companies which the Registrant is negotiating to acquire before November 30, 2021.

The following information is summarized from Mr. Arce’s most recent bio provided to the Registrant:

A native of South Florida, Mr. Arce is an attorney and healthcare business executive with experience in the following legal fields: healthcare regulatory compliance, privacy and data breach, telemedicine, corporate healthcare, direct contracting entities, healthcare network formation, healthcare fraud and abuse, managed care, Medicare advantage, Medicare and Medicaid reimbursement issues, healthcare mergers and acquisitions and complex commercial litigation. Most recently, Mr. Arce served as a Partner with Lubell Rosen in Fort Lauderdale, Florida, where he represented clients in many different healthcare-related legal matters, including multi-million-dollar acquisitions. Mr. Arce also recently served as chief executive officer and general counsel of Primary Medical Physicians LLC, a Florida limited liability company he helped found. Prior to such roles, Mr. Arce served as an associate attorney for Flanagan Maniotis Berger Ryan in West Palm Beach, Florida, where he represented clients in bodily injury cases.

Mr. Arce earned a Bachelor of Arts in History with a Minor in Communications from Florida International University, and a Juris Doctor from Nova Southeastern University, with a Concentration in Health Law. Mr. Arce is admitted to the Florida Bar, the D.C. Bar, and the U.S. District Court of the Southern District of Florida and is a member of the American Bar Association, the Cuban American Bar Association, the Broward County Bar Association, the Palm Beach County Bar Association, and the Republican National Lawyers Association. He is involved in the Young Lawyers Division of the Florida Bar, the Florida Bar Health Law Section, the Health Care Compliance Association and the America Health Lawyers Association.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.01	Senior Executive Employment Agreement entered into between the Registrant and Carlos H. Arce, Esquire

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET TECHNOLOGIES, INC.

Date: October 12, 2021
	By:	/s/Karen Lynn Fordham/s/
Karen Lynn Fordham, President and Chief Executive Officer

	By:	/s/Thomas Jaspers/s/
Thomas Jaspers, Vice President, Treasurer, Secretary and Chief Financial Officer